Exhibit 10.25

C&J ENERGY SERVICES

2015 LONG TERM INCENTIVE PLAN

RESTRICTED SHARE AGREEMENT

(Replacement Award)

C&J Energy Services Ltd. (the “Company”), a Bermuda exempted company, hereby awards to you (the “Grantee”), as of the date set forth on your Bank of America Merrill Lynch online equity award account (the “Date of Grant”), an award of restricted shares (the “Award”), consisting of the number of Shares set forth on your Bank of America Merrill Lynch online equity award account for that date (the “Restricted Shares”), pursuant to the C&J Energy Services 2015 Long Term Incentive Plan, as may be amended from time to time (the “Plan”). The Award is subject to the terms of this Restricted Share Agreement (the “Agreement”) and the Plan. The Restricted Shares granted hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Date of Grant, pursuant to the terms herein, and shall be subject to the execution and return of this Agreement by the Grantee through the electronic signature and/or web-based approval and notice process authorized by the Company. Capitalized terms used but not defined in this Agreement shall have the meaning attributed to such terms under the Plan, unless the context requires otherwise. By executing this Agreement, the Grantee acknowledges that his or her agreement to the covenants set forth in Section 6 is a material inducement to the Company in granting this Award to the Grantee.

The terms and conditions of the Restricted Shares granted hereby, to the extent not controlled by the terms and conditions contained in the Plan, are as follows:

1. No Right to Continued Employee Status or Consultant Service

Nothing contained in this Agreement shall confer upon the Grantee the right to the continuation of his or her Employee status, or, in the case of a Consultant, to the continuation of his or her service arrangement, or in either case to interfere with the right of the Company or any of its Subsidiaries or other Affiliates to terminate the Grantee’s Business Relationship.

For purposes of this Agreement, “Business Relationship” shall mean service to the Company or any Subsidiary or other Affiliate (the “Company Entities”), or a corporation or parent or subsidiary of such corporation assuming or substituting a new Award for this Award, in the capacity of an Employee, Director or Consultant, as applicable. Without limiting the scope of the preceding sentence, it is expressly provided that the Grantee’s Business Relationship shall be considered to have Terminated at the time of the termination of the “Subsidiary” or “Affiliate” status under the Plan of the entity or other organization that employs the Grantee or to which the Grantee provides services as a Consultant. Any question as to whether and when there has been a Termination of the Grantee’s Business Relationship, and the cause of such Termination, shall be determined by the Committee and its determination shall be final. Notwithstanding the foregoing, the Grantee’s employment will not be deemed to have Terminated if the Grantee goes on military leave, medical leave or other bona fide leave of absence, if the leave was approved by one of the Company Entities in writing and if continued crediting of employment is required by applicable law, the Company’s policies or the terms of the Grantee’s leave; provided that the vesting dates set forth in Section 2 below may be adjusted in accordance with the Company’s policies or the terms of the Grantee’s leave.

2. Vesting; Forfeiture; Effect of Termination of Service

If the Grantee continuously maintains his or her Business Relationship from the Date of Grant, then the Restricted Shares will vest on the dates specified in the vesting schedule set forth on your Bank of America Merrill Lynch online equity award account. Except as otherwise provided in this Agreement or as otherwise determined by the Committee, if the Grantee’s Business Relationship Terminates for any reason prior to an applicable vesting date, all Restricted Shares covered by the Award that are not vested as of the date of such Termination shall be returned to or cancelled by the Company, and shall be deemed to have been forfeited by the Grantee. Notwithstanding the foregoing, upon the earlier of (a) the date of Grantee’s Disability or (b) the date of Grantee’s death, in either case, prior to any Vesting Date set forth above, all Restricted Shares covered by the Award that are not vested shall immediately vest as of the date of such Termination.

3. Restrictions on Transfer

(a) The Restricted Shares subject to this Award may not be sold, transferred, assigned or otherwise disposed of, and may not be pledged or otherwise hypothecated (the “Transfer Restrictions”) while the Restricted Shares are subject to forfeiture to the Company pursuant to Section 2. The Transfer Restrictions shall lapse on the same schedule under which the Restricted Shares vest pursuant to the Vesting Schedule.

(b) The foregoing Transfer Restrictions shall not prohibit the sale, transfer or other disposition of such Restricted Shares pursuant to a definitive agreement executed by the Company in connection with a Corporate Transaction.

4. Escrow, Delivery of Shares and Restrictive Legend

(a) Certificates or evidence of book-entry Shares representing the Restricted Shares shall be issued and held by the Company in escrow and shall remain in the custody of the Company until their delivery to the Grantee or nominee as set forth herein, subject to the Grantee’s delivery of any document which the Committee or Company may, in its discretion, require as a condition to the delivery of Shares to the Grantee or his or her estate, including, but not limited to delivery of a share power, duly endorsed in blank, relating to the Restricted Shares.

(b) Certificates or evidence of book-entry Shares representing the Restricted Shares which have vested and for which the Transfer Restrictions have lapsed pursuant to Sections 2 and 3 of this Agreement will be delivered to or otherwise made available to the Grantee (or, at the discretion of the Grantee, joint in the names of the Grantee and the Grantee’s spouse) or to the Grantee’s nominee at such person’s request.

(c) The certificates representing the Restricted Shares acquired pursuant to this Award shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or under applicable state and Federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange unless an exemption to such registration or qualification is available and satisfied. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

5. Rights as Shareholder

Upon the issuance and delivery of the Restricted Shares to the Grantee and the entry of the Grantee’s name as a shareholder of record on the books of the Company, the Grantee shall be, unless and until such Restricted Shares are forfeited pursuant to Section 2 of this Agreement or sold or otherwise disposed of pursuant to Section 3 of this Agreement, entitled to all rights of a common shareholder of the Company, including, without limitation, the right to vote such Restricted Shares and the right to receive all dividends or other distributions paid or made with respect thereto if, as and when declared by the Board; provided, however, that any Shares (or property other than cash) distributed as a dividend shall be subject to the same Vesting Schedule and subject to the same Transfer Restrictions, and evidenced in the same manner, as such Restricted Shares.

6. Prohibited Activities

(a) If the Board or the Committee, after full consideration of the facts, finds by majority vote that the Grantee, either during the period of time in which the Grantee is employed by the Company Entities or within two (2) years following the Grantee’s termination of employment with the Company Entities, has engaged in fraud, embezzlement, theft, commission of a felony, dishonesty, or inimical conduct that, in each case, adversely affects the Company Entities, the Grantee shall forfeit the entire Award, whether unvested or vested, and shall return to the Company any proceeds from the sale of Shares acquired hereunder (but proceeds received prior to the earlier of (i) the date such prohibited action first occurred or (ii) one year prior to the date of the Grantee’s termination of employment with the Company Entities shall not be subject to return). The decision of the Board or Committee regarding the subject matter of the preceding sentence shall be final.

During the period of time in which the Grantee is employed by the Company Entities and for a period of one (1) year following the termination of Grantee’s employment with the Company Entities, the Grantee agrees that he or she will not (i) individually or on behalf of his or her subsequent employer or any other person or entity, directly or indirectly, solicit, divert, or recruit any employee or officer of the Company Entities or induce any employee of the Company Entities, to terminate his or her employment, or (ii) directly or indirectly, as an employee, consultant, principal, agent, trustee or otherwise engage in any business through a corporation, partnership or other entity that competes directly with any business that is conducted by the Company Entities and that (A) the Grantee was directly or indirectly engaged in on behalf of the Company Entities or (B) the Grantee obtained confidential information regarding during the course of his or her employment with the Company Entities.

Additionally, for a period of one (1) year following the termination of Grantee’s employment with the Company Entities, the Grantee will not directly or indirectly solicit service or accept competing business from customers of any of the Company Entities with whom Grantee, within the previous year, (x) had or made contact, or (y) had access to confidential information regarding. These restrictions are further limited geographically to the specific places, addresses, or locations where a customer is present and available for soliciting and servicing.

Without limiting the remedies to which the Company Entities may be entitled, if the Board or any committee of the Board, prior to or following the date the Grantee ceases, for any reason whatsoever, to be an employee of the Company Entities and after full consideration of the facts, finds by majority vote that the Grantee has engaged in any of the activities mentioned in this Section 6(a), the Grantee shall forfeit any unvested portion of the Award. The decision of the Board or any committee of the Board shall be final.

The Company has attempted to place the most reasonable limitations on the Grantee’s subsequent employment opportunities consistent with the protection of the Company’s valuable trade secrets, business interests, and goodwill. In order to accommodate the Grantee in obtaining subsequent employment, the Company may, in its discretion, grant a waiver of one or more of the restrictions on subsequent employment contained in this Section 6(a). A request for waiver shall be made by the Grantee in writing and must be received by the Company at least 45 days before the proposed starting date of the employment for which the Grantee is seeking a waiver. The request must include the full name and address of the organization with which the Grantee is seeking employment; the department or area in which the Grantee proposes to work; the position or job title to be held by the Grantee; and a complete description of the duties the Grantee expects to perform for such employer. If the Company decides to grant the waiver (which decision shall be solely within the Company’s discretion), the waiver may be subject to such restrictions or conditions as the Company may impose.

(b) By accepting this Award, the Grantee acknowledges that the Company Entities do not have an adequate remedy in damages for the breach by the Grantee of the conditions and covenants set forth in this Agreement and agrees that the Company Entities are entitled to and may obtain an order or a decree of specific performance against the Grantee issued by any court having jurisdiction.

7. Taxation

The Grantee understands that, unless a timely election is made pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), when the Restricted Shares are no longer subject to a substantial risk of forfeiture (i.e., generally when the Restricted Shares vest), the Grantee will be obligated to recognize income, for Federal, state and local income tax purposes, as applicable, in an amount equal to the Fair Market Value of the Shares, determined as of the date the Restricted Shares are no longer subject to a substantial risk of forfeiture. The acceptance of the Shares by the Grantee shall constitute an agreement by the Grantee to report such income in accordance with then applicable law and to cooperate with Company and its subsidiaries in establishing the amount of such income and corresponding deduction to the Company and/or its subsidiaries for its income tax purposes.

The Grantee is responsible for all tax obligations that arise in connection with the Restricted Shares. The Company may withhold from any amount payable to the Grantee an amount sufficient to cover any Federal, state or local withholding taxes which may become required with respect to the vesting of the Restricted Shares or take any other action it deems necessary to satisfy any income or other tax withholding requirements as a result of the vesting of the Award. The Company shall have the right to require the payment of any such taxes and require that the Grantee furnish information deemed necessary by the Company to meet any tax reporting obligation as a condition to issuing and releasing any Shares pursuant to the Award. The Committee, in its discretion, may allow the Grantee, to pay his or her withholding tax obligation in connection with the vesting of the Restricted Shares, by (x) making a cash payment to the Company, (y) permitting the purchase (subject to the requirements of Bermuda law) of a portion of the Shares that have become vested, or (z) surrendering Shares owned by the Participant prior to vesting of the Award, in each case having an aggregate Fair Market Value equal to the withholding taxes.

The Grantee hereby acknowledges that, with respect to the grant of Restricted Shares pursuant to this Award, he or she may file an election with the Internal Revenue Service, within 30 days of the Date of Grant, under Section 83(b) of the Code to be taxed on the fair market value of the Restricted Shares as of the Date of Grant. The Grantee will seek the advice of his own tax advisors as to the advisability of making such a Section 83(b) election, the potential consequences of making such an election, the requirements for making such an election, and the other tax consequences of his Award under Federal, state, and any other laws that may be applicable. The Company and its agents have not and are not providing any tax advice to the Grantee.

8. Securities Laws

Upon the acquisition of the Restricted Shares, the Grantee will make such written representations, warranties, and agreements as the Committee may reasonably request in order to comply with securities laws or with this Agreement. The obligation of the Company to issue and deliver the Restricted Shares granted hereunder shall be subject to all applicable laws, rules and regulations, and such approvals by governmental agencies as may be required. The Grantee hereby agrees not to offer, sell or otherwise attempt to dispose of any Shares issued to the Grantee pursuant to this Agreement in any way which would: (x) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law or the laws of any other county) or to amend or supplement any such filing or (y) violate or cause the Company to violate the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, or any other Federal, state or local law, or the laws of any other country.

9. Notices

Unless otherwise provided herein, any notices or other communication given or made pursuant to this Agreement or the Plan shall be in writing and shall be deemed to have been duly given (i) as of the date delivered, if personally delivered (including receipted courier service) or overnight delivery service, with confirmation of receipt; (ii) on the date the delivering party receives confirmation, if delivered by facsimile to the number indicated or by email to the address indicated or through an electronic administrative system designated by the Company; (iii) one (1) business day after being sent by reputable commercial overnight delivery service courier, with confirmation of receipt; or (iv) three (3) business days after being mailed by registered or certified mail, return receipt requested, postage prepaid and addressed (a) if to the Company, to the Company’s Legal Department and (b) if to the Grantee, at the most recent address, facsimile number or email contained in the Company’s records.

10. Agreement Subject to Plan; Applicable Law; Venue; Disputes.

(a) This Award is made pursuant to the Plan and shall be interpreted to comply therewith. A copy of the Plan is attached hereto. Any provision of this Award inconsistent with the Plan (including, for the avoidance of doubt, Section 19.5 of the Plan) shall be considered void and replaced with, or construed in accordance with, the applicable provision of the Plan. The Plan shall control in the event there shall be any conflict between the Plan and this Agreement, and it shall control as to any matters not contained in this Agreement. The Committee shall have authority to make constructions of this Agreement, and to correct any defect or supply any omission or reconcile any inconsistency in this Agreement, and to prescribe rules and regulations relating to the administration of this Award and other Awards granted under the Plan.

(b) This Award shall be construed in accordance with and governed by the laws of the State of Delaware, to the extent not preempted by the laws of the United States or Canada. Notwithstanding the preceding sentence, the parties intend that the post-employment restrictions set forth in Section 6(a) hereof shall be construed in accordance with and governed by the laws of Alberta, to the extent not preempted by the laws of the United States or Canada.

(c) To the extent not preempted by the laws of the United States or Canada, the place of performance for this Agreement is and shall be Calgary, Alberta; and venue for any action to enforce any term of this Agreement by injunctive relief or other provisional remedy (as provided for by Section 10(d), below) shall lie in the provincial or federal courts of Calgary, Alberta.

(d) Any dispute, controversy or claim arising out of, or relating to, this Agreement or the breach, termination or invalidity thereof, shall be settled by arbitration before a single arbitrator in accordance with the International Arbitration Rules of the International Centre for Dispute Resolution, with the language of the arbitration being English. The place of arbitration shall be Calgary, Alberta. Nothing herein shall preclude either party from seeking injunctive relief or other provisional remedy in case of any breach hereof, including without limitation injunctive relief or other provisional remedy to compel arbitration or otherwise aid said arbitration. The losing party shall bear all the costs of any proceeding including reasonable attorney’s fees.

11. Headings and Capitalized Terms

Unless otherwise provided herein, capitalized terms used herein that are defined in the Plan and not defined herein shall have the meanings set forth in the Plan. Headings are for convenience only and are not deemed to be part of this Agreement. Unless otherwise indicated, any reference to a Section herein is a reference to a Section of this Agreement.

12. Severability and Reformation

If any provision of this Agreement shall be determined by a court of law to be unenforceable for any reason, such unenforceability shall not affect the enforceability of any of the remaining provisions hereof; and this Agreement, to the fullest extent lawful, shall be reformed and construed as if such unenforceable provision, or part thereof, had never been contained herein, and such provision or part thereof shall be reformed or construed so that it would be enforceable to the maximum extent legally possible.

13. Binding Effect

This Agreement shall be binding upon the parties hereto, together with their personal executors, administrator, successors, personal representatives, heirs and permitted assigns.

14. Entire Agreement

This Agreement supersedes all prior written and oral agreements and understandings among the parties as to its subject matter and constitutes the entire agreement of the parties with respect to the subject matter hereof, except as otherwise set forth in the Plan (including, for the avoidance of doubt, Section 19.5 of the Plan) or to the extent that the Plan may be considered to address the subject matter hereof. If there is any conflict between this Agreement and the Plan, then the applicable terms of the Plan shall govern.

15. Waiver

Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right whether or not of the same or a similar nature. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.

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